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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2009

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

Research Frontiers'licensee Hitachi Chemical Company, Ltd. issued a press release on BusinessWire today (December 16, 2009) which announced details about its new production facility and the expansion of its production capacity for roll-coated, wide-width suspended particle device (SPD) light-control film. Hitachi Chemical is now supplying commercially usable film to end-product licensees of Research Frontiers for the automotive, architectural, marine and aircraft markets. With its newly completed coating line dedicated to production of SPD film, Hitachi Chemical reports that it has expanded its production capacity of SPD film to 400,000 square meters (4.3 million square feet) per year.

SPD-Smart(TM) products use patented SPD film technology developed by Research Frontiers. With the touch of a button or turn of a dial, users can instantly and precisely adjust the tint of windows, sunroofs, glass roof systems, skylights and other products. Automated adjustment of SPD-Smart products also is available using sensors or timing devices. SPD films can be combined with other glazing materials, such as those used in armored glass, to meet a wide range of end-product requirements across many applications. Because they instantly and precisely control incoming light and heat, SPD-Smart products offer energy saving benefits because they can manage solar heat build-up and lower energy used for artificial lighting.

In its press release, Hitachi Chemical highlighted the growing demand for smart glass and several of the advantages offered by SPD film technology when compared to other switchable materials such as liquid crystals and electrochromics. Customers for Hitachi Chemical's SPD film are end-product licensees of Research Frontiers around the world. These companies receive the film, laminate it into glass or plastic, and then fabricate end-products sold into various industries. End-product licensees pay Research Frontiers a royalty on the sale of these end-products that typically ranges from 10-15%.

Hitachi Chemical reports in its press release that it plans to "accelerate the use of SPD film, which holds significant potential for growth" and notes that "SPD film is positioned as one of the key emerging products promoted by Hitachi Chemical to become a future leading product for the company."

Hitachi Chemical gave a presentation to analysts dated October 30, 2009 on the company's performance during the first half of the year and highlighted management issues for the second half. In that presentation, Hitachi Chemical noted that it is projecting SPD film sales of 5 billion yen ($53.4 million) in 2012.


Hitachi Chemical's press release about the foregoing dated December 16, 2009 is incorporated herein by reference and filed as
Exhibit 99.1 hereto. A copy of this press release is available on the Company's website at http://www.SmartGlass.com and is also expected to be available on the Hitachi Chemical Co., Ltd. website at http://www.hitachi-chem.co.jp.

The Hitachi Chemical presentation is also available on the Hitachi Chemical Company's website at:

http://www.hitachi-chem.co.jp//english/ir/accounts/2009_2q/2009_2q_tn.pdf


This report, and Hitachi Chemical's press release and the presentation referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private
Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10-K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.


The information in this Form 8-K, and Hitachi Chemical's press release and the presentation referred to herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

99.1 Hitachi Chemical Company Press Release dated December 16, 2009


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED



                                          /s/ Joseph M. Harary
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                                          By: Joseph M. Harary
                                          Title: President

Dated: December 16, 2009